UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8500 Station Street, Suite 100, Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2014, Gas Natural Inc. (the “Company”) appointed Michael R. Winter, CPA, aged 61, to the Board of Directors (the “Board”). The Board concurrently increased its size from eight to nine members, with Mr. Winter filling the newly-created vacancy on the Board.

Mr. Winter is a recently retired partner from the Energy & Utilities practice of PricewaterhouseCoopers LLP (“PwC”), serving in that capacity from 1987 until June 2014. During his career with PwC, Mr. Winter worked with various public and private clients in the consumer and industrial products and services industries, where he specialized in providing assurance and advisory services to companies involved in the natural gas, electric and water industries. His utility clients were geographically dispersed from Massachusetts, New York, New Jersey, Ohio and Pennsylvania to Texas, Utah and California. Additionally, they included all aspects of the utility industry ranging from supply and transmission to local distribution. Some specific areas of expertise include: SEC regulatory accounting, mergers and acquisitions, joint ventures and capital markets transactions.

Mr. Winter received his BS in Accounting from the State University of New York at Binghamton and his MBA with a concentration in Management and Finance from Canisius College. He is a licensed CPA in New York and New Jersey, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Winter also plays an active role in his community serving on the boards of a number of professional and educational organizations in the Western New York region. He recently participated in the Directors’ Consortium Program at the Stanford Graduate School of Business. In July 2014, Mr. Winter was appointed to the board of directors of Allied Motion Technologies Inc.

There are no arrangements or understandings between Mr. Winter and any other persons pursuant to which Mr. Winter was appointed a director of the Company. There are no transactions in which Mr. Winter has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined and confirmed that Mr. Winter does not have a material relationship with the Company that would interfere with the exercise of independent judgment and is independent pursuant to applicable laws and regulations and the listing standards of the NYSE MKT.

Item 8.01	Other Events.

On September 24, 2014, the Company issued a press release announcing the appointment of Mr. Winter as a director of the Company. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ James E. Sprague
Name:	James E. Sprague
Title:	Chief Financial Officer

Dated: September 26, 2014